Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
October 18, 2005	Raymond E. Verlinde	Brady T. Burt
	Sr. EVP/Chief Administrative Officer	EVP/Chief Financial Officer
	ray.verlinde@weststarbank.com	bburt@weststarbank.com
	970-328-9710	970-328-9711

Vail Banks Announces Increased Third Quarter Results of $0.25 per Share

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.25 for the third quarter 2005 compared to $0.18 for the second quarter 2005 and $0.10 for third quarter 2004. Net income for the quarter was $1,343,000 versus $971,000 in the second quarter 2005 and $559,000 in the third quarter 2004.

“This quarter’s success was driven by continued high credit quality, new loan originations, and an increase in core deposits,” stated Gary Judd, CEO of Vail Banks, Inc. “We have been able to maintain excellent credit quality with no non-accrual loans for the second straight quarter. Average loans have increased $10.2 million, or 10 percent annualized, from the second quarter 2005 and $59.1 million since the third quarter of 2004, or 16 percent. We continue to take advantage of the strong real-estate markets in which we have branches, as evidenced by our $36.2 million increase in real estate construction lending year to date. The allowance for loan losses as a percentage of loans was 0.95 percent at September 30, 2005, which is unchanged from the second quarter.”

“Average core deposit balances improved $24.8 million, or 6 percent, since the last quarter. Specifically, non-interest bearing checking has increased $8.0 million, or 7 percent, since the last quarter. Overnight sweep deposits (repurchase agreements or “repos”) have increased $12.8 million year to date and average money market balances have increased $48.2 million, or 48 percent annualized. These two trends are the result of our continued focus on building long-term customer relationships. This core growth has significantly contributed to keeping our cost of funds to a reasonable 1.90 percent during the third quarter 2005. In addition, this contributed to the improved net interest margin of 5.07 percent for the quarter compared to 5.00 percent in the second quarter 2005 and 4.68 percent in the third quarter 2004,” commented Mr. Judd.

“We continue to show balance sheet growth with average earning assets increasing $18.4 million, or 13 percent annualized, since the second quarter 2005 and $69.0 million, or 13 percent, since the third quarter 2004. Concurrent with our earning asset growth, we have paid down higher rate Federal Home Loan Bank advances by $15.4 million, or 36 percent, this year,” stated Mr. Judd.

“Interest income and fees on loans are up $673,000 since the second quarter of 2005 and $2.2 million, or 33 percent, since the third quarter 2004. This increase, combined with the continued core deposit growth, increased net interest income $375,000 from the second quarter 2005 and 24 percent, or $1.4 million, from the third quarter 2004. This reflects our ability to continue to take advantage of the short-term rate increases by the Federal Reserve Bank while maintaining our lower rate core deposits,” commented Mr. Judd.

The increase in deposits during the quarter contributed to improved liquidity. Fed funds sold balances have increased by $9.9 million from the second quarter, or $31.5 million, year to date. The yield on investment securities increased to 3.87 percent (tax equivalent yield) during the quarter compared to 3.75 percent in the second quarter, due to an increase in the ratio of tax-exempt municipal bonds to total securities.

Total non-interest income increased $582,000, or 35 percent, during the third quarter compared to the second quarter. This increase was driven primarily by a one-time brokerage fee of $435,000 received for placing a significant loan with third parties. In addition, $129,000 of the increase in non-interest income represents an increase in mortgage fees from increased origination volumes in the quarter as a result of a fully staffed and trained mortgage department.

Non-interest expenses increased $299,000 during the past quarter. Salaries and employee benefits increased $487,000 from the previous quarter due to an increase of $168,000 in health insurance accruals, an increase in incentive expenses of $140,000, an increase in salaries of $84,000 as a result of filling open positions, and an increase of $68,000 in mortgage incentive compensation as a result of higher mortgage originations.

At its meeting on October 17, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable November 11 to shareholders of record on October 28.

Vail Banks, Inc., through its subsidiary WestStar Bank, has 24 banking offices in 19 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Fruita, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

This news release contains forward-looking statements, as defined by federal securities laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performances and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Certain Factors Affecting Forward-Looking Statements” in Vail Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)
(unaudited)

	Three Months Ended

	Sept. 30,	June 30,	Mar. 31,	Dec 31,	Sept. 30,
	2005	2005	2005	2004	2004

Earnings and Performance
Net income	$1,343	$971	$885	$643	$559
Diluted net income per share	0.25	0.18	0.16	0.12	0.10
Return on assets	0.79%	0.60%	0.55%	0.41%	0.37%
Return on equity	8.59	6.39	5.95	4.30	3.79
Net interest margin (FTE)	5.07	5.00	5.11	4.95	4.68
Efficiency ratio	79	84	84	89	87
Return on tangible equity	20.57	15.69	14.86	10.96	9.89

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	0.00%	(0.05)%	(0.03)%	0.03%	(0.05	) %
Allowance for loan losses to loans	0.95	0.95	0.99	0.96	0.97
Allowance for loan losses to non-performing loans (1)	NA	NA	287	1,657	460
Non-performing assets to loan-related assets	0.14	0.14	0.54	0.25	0.37
Risk assets to loan-related assets (2)	0.47	0.18	0.80	0.25	0.37

Capital Ratios
Equity to assets at period end	9.33%	9.44%	8.81%	9.44%	9.50%
Tangible equity to assets at period end	3.96	3.93	3.55	3.75	3.72
Leverage ratio	8.13	8.12	8.01	8.06	8.28
Tier 1 capital ratio	10.61	10.70	10.14	10.52	10.88
Total capital ratio	11.84	12.05	11.62	12.02	12.47

Other Information at Period End
Book value per share	$11.19	$11.05	$10.84	$11.25	$11.19
Tangible book value per share	4.75	4.61	4.37	4.46	4.38
Closing market price	14.00	14.64	13.13	13.18	13.08
Shares outstanding	5,604,235	5,604,235	5,578,824	5,326,504	5,310,754
Full time equivalent associates	256	254	243	249	252
Banking offices	24	23	23	23	23

(1)	Calculation is not applicable (NA) when non-performing loans equal zero.
(2)	Risk assets are non-performing assets plus loans 90 days or more past due and accruing.

Vail Banks, Inc.

Balance Sheet
(in thousands, except share data)

Assets	September 30, 2005	December 31, 2004	Percent Change
	(unaudited)

Cash and due from banks	$21,228	$18,360	16%
Federal funds sold	48,810	17,295	182
Investment securities
Available for sale	91,761	103,779	(12)
Held to maturity	180	246	(27)

Investments in Trust I and Trust II	743	743	0
Loans held for sale	1,006	7,110	(86)

Gross loans	428,426	407,629	5
Allowance for loan losses	(4,050)	(3,895)	4
Net deferred loan fee income	(1,034)	(1,276)	(19)
Investment in bank stocks	4,532	4,457	2
Premises and equipment, net	38,889	38,721	0
Goodwill, net	35,970	35,970	0
Other intangible assets, net	129	159	(19)
Other assets	5,320	5,297	0
	$671,910	$634,595	6%

Liabilities and Shareholders' Equity

Liabilities
Deposits	$537,831	$500,444	7%
Securities sold under agreements to repurchase	13,738	894	1,437
Federal Home Loan Bank advances	27,084	42,444	(36)
Subordinated notes to Trust I and Trust II	24,743	24,743	0
Other liabilities	3,342	3,605	(7)
Total liabilities	606,738	572,130	6

Minority interest	2,468	2,563	(4)

Shareholders' equity

Common equity	63,690	60,520	5
Accumulated other comprehensive loss	(986)	(618)	60
Total shareholders' equity	62,704	59,902	5
	$671,910	$634,595	6%

Loan Mix at Period End

Commercial, industrial, and land	$220,246	$239,946	(8)%
Real estate--construction	128,909	92,705	39
Real estate--mortgage	72,885	69,164	5
Consumer	6,386	5,814	10
Total gross loans	$428,426	$407,629	5%

Deposit Mix at Period End

Interest bearing checking	$89,350	$92,279	(3)%
Savings	32,901	31,261	5
Money market	189,064	132,388	43
CDs under $100,000	44,165	51,541	(14)
CDs $100,000 and over	50,920	72,848	(30)
Interest bearing deposits	406,400	380,317	7

Non-interest bearing checking	131,431	120,127	9
Total deposits	$537,831	$500,444	7%

Shares Outstanding at Period End	5,604,235	5,326,504	5%

Vail Banks, Inc.

Statement of Income
(in thousands, except share data)

	Three months ended September 30,		Percent	Nine Months ended September 30,		Percent
	2005	2004	Change	2005	2004	Change

Interest income
Interest on loans	$8,042	$5,829	38%	$22,157	$16,342	36%
Fees on loans	874	875	0	2,616	2,592	1
Interest on investment securities	852	1,134	(25)	3,251	2,952	10
Interest on federal funds sold and short-term investments	499	25	1,896	910	314	190
Investments in Trust I and Trust II	19	19	0	57	57	0
Total interest income	10,286	7,882	30	28,991	22,257	30
Interest expense
Deposits	1,962	1,028	91	4,914	3,052	61
Borrowings	279	340	(18)	884	1,057	(16)
Federal funds purchased and securities sold under agreements to repurchase	122	3	3,967	245	5	4,800
Subordinated notes to Trust I and Trust II	631	631	0	1,892	1,892	0
Total interest expense	2,994	2,002	50	7,935	6,006	32
Net interest income	7,292	5,880	24	21,056	16,251	30
Provision for loan losses	50	323	(85)	79	524	(85)
Net interest income after provision	7,242	5,557	30	20,977	15,727	33
Non-interest income	2,258	2,243	1	5,504	8,179	(33)
Non-interest expense	7,509	7,052	6	21,820	20,187	8
Income before taxes	1,991	748	166	4,661	3,719	25
Income taxes	648	189	243	1,462	1,406	4
Net Income	$1,343	$559	140%	$3,199	$2,313	38%

Diluted net income per share	$0.25	$0.10	150%	$0.59	$0.43	37%
Weighted average shares outstanding - diluted	5,380,120	5,426,283	(1)	5,395,579	5,415,405	0

Profitability Ratios

Return on assets	0.79%	0.37%		0.65%	0.52%
Return on equity	8.59	3.79		7.00	5.28
Net interest margin (FTE)	5.07	4.68		5.05	4.41
Net chargeoffs / (recoveries)	0.00	(0.05)		(0.03)	0.11
Efficiency ratio	79	87		82	83

Average Balances

Assets	$673,080	$604,689	11%	$659,633	$596,429	11%
Earning assets	580,370	511,363	13	565,597	504,023	12
Loans	421,678	362,585	16	411,909	335,685	23
Deposits	536,756	480,902	12	525,851	471,912	11
Shareholders' equity	62,001	58,621	6	61,080	58,487	4

Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)
(unaudited)

	Three Months Ended

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2005	2005	2005	2004	2004

Interest income
Interest on loans	$8,042	$7,410	$6,705	$6,623	$5,829
Fees on loans	874	833	909	1,028	875
Interest on investment securities	852	1,028	1,371	1,056	1,134
Interest on federal funds sold and short-term investments	499	219	192	21	25
Investments in Trust I and Trust II	19	19	19	19	19
Total interest income	10,286	9,509	9,196	8,747	7,882
Interest expense
Deposits	1,962	1,623	1,329	1,200	1,028
Borrowings	279	241	364	379	340
Federal funds purchased and securities sold under agreements to repurchase	122	98	25	19	3
Subordinated notes to Trust I and Trust II	631	630	631	631	631
Total interest expense	2,994	2,592	2,349	2,229	2,002
Net interest income	7,292	6,917	6,847	6,518	5,880

Provision for loan losses	50	(36)	65	180	323
Net interest income after provision	7,242	6,953	6,782	6,338	5,557

Non-interest income
Deposit related	648	645	620	689	717
Mortgage broker fees	588	459	394	812	756
Gain (loss) on sale of fixed assets	-	11	(8)	(1)	(11)
Other	1,022	561	564	524	781
Total non-interest income	2,258	1,676	1,570	2,024	2,243
Non-interest expense
Salaries and employee benefits	4,596	4,109	4,195	4,375	4,096
Occupancy	972	1,044	999	1,050	1,000
Furniture and equipment	646	650	683	658	608
Amortization of intangible assets	10	10	10	10	10
Other	1,285	1,397	1,214	1,521	1,338
Total non-interest expense	7,509	7,210	7,101	7,614	7,052

Income before taxes	1,991	1,419	1,251	748	748
Income tax expense	648	448	366	105	189
Net Income	$1,343	$971	$885	$643	$559

Diluted net income per share	$0.25	$0.18	$0.16	$0.12	$0.10

Vail Banks, Inc.

Supplemental Information
(in thousands)
(unaudited)

	Three Months Ended

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2005	2005	2005	2004	2004

Average Balances
Assets	$673,080	$654,444	$651,133	$630,212	$604,689
Earning assets	580,370	561,978	554,155	534,933	511,363
Loans	421,678	411,495	402,340	394,763	362,585
Deposits	536,756	523,298	517,286	498,080	480,902
Interest bearing liabilities	477,432	468,261	465,834	455,340	436,601
Shareholders' equity	62,001	60,937	60,282	59,477	58,621

Average Deposit Mix
Interest bearing checking	91,277	93,380	93,637	97,081	99,279
Savings	31,778	31,787	31,560	33,013	31,893
Money market	181,233	162,355	147,308	133,006	124,130
CDs under $100,000	45,736	48,993	50,663	52,144	51,943
CDs $100,000 and over	59,049	67,114	74,850	74,070	69,965
Interest bearing deposits	409,073	403,629	398,018	389,314	377,210
Non-interest bearing checking	127,683	119,669	119,268	108,766	103,692
Total deposits	$536,756	$523,298	$517,286	$498,080	$480,902

Net Interest Margin Analysis
Net interest income	$7,292	$6,917	$6,847	$6,518	$5,880
Fully taxable equivalent adjustment	111	76	140	133	132
Net interest income (FTE)	7,403	6,993	6,987	6,651	6,012

Yields (FTE)
Loans	8.39%	8.04%	7.67%	7.71%	7.36%
Investment securities	3.87	3.75	5.15	3.63	3.59
Other earning assets	3.59	3.09	2.77	3.26	2.39
Total earning assets	7.11	6.84	6.83	6.60	6.23

Cost of funds
Interest bearing deposits	1.90	1.61	1.35	1.23	1.08
Other interest bearing liabilities	5.99	6.01	6.10	6.20	6.52
Total interest bearing liabilities	2.49	2.22	2.05	1.95	1.82
Total interest expense to earning assets	2.04	1.84	1.72	1.65	1.55
Net interest margin (FTE)	5.07%	5.00%	5.11%	4.95%	4.68%

Vail Banks, Inc.

Asset Quality
(in thousands)
(unaudited)

	Three Months Ended

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2005	2005	2005	2004	2004

Asset Quality
Nonaccrual loans	$0	$0	$1,391	$235	$814
Restructured loans	0	0	0	0	0
Total non-performing loans	0	0	1,391	235	814
Foreclosed properties	617	589	802	785	606
Total non-performing assets	617	589	2,193	1,020	1,420
90+ days past due and accruing	1,399	181	1,053	17	3
Total risk assets	$2,016	$770	$3,246	$1,037	$1,423

Allowance for Loan Losses
Beginning Balance	$4,003	$3,989	$3,895	$3,742	$3,369
Provision (credit) for loan losses	50	(36)	65	180	323
Loan charge-offs	7	1	24	63	149
Loan recoveries	4	51	53	36	199
Net charge-offs (recoveries)	3	(50)	(29)	27	(50)
Ending Balance	$4,050	$4,003	$3,989	$3,895	$3,742

Net Charge-Offs (Recoveries) to Average Loans	0.00%	(0.05)%	(0.03)%	0.03%	(0.05)%

Loans Past Due 30 Days or More and Accruing	0.43	0.07	0.31	0.32	0.15